NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA’S EPSILON TO ACQUIRE CPC ASSOCIATES, INC., A LEADING PROVIDER OF DATA PRODUCTS
AND SERVICES

Acquisition Will Further Expand Epsilon’s Marketing Services Offering and Client Base by Adding New
Data Capabilities and Services.

DALLAS, Texas, Sept. 21, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that its Epsilon unit has agreed to acquire CPC Associates, Inc. (CPC), a premier provider of data products used to increase effectiveness of direct-response marketing programs for a variety of business sectors. The acquisition is expected to close in the fourth quarter of 2006. Alliance Data expects the acquisition will be slightly accretive to cash EPS and neutral to GAAP EPS in 2007, with accretion accelerating thereafter. Total consideration is expected to be approximately $70 million in cash, representing a multiple roughly equal to Alliance Data’s current multiple of EBITDA. CPC has annual double-digit organic growth with expected margins well exceeding Alliance Data’s current levels. Employees of CPC will be integrated into Epsilon.

John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said the CPC acquisition is further evidence of Alliance Data’s continued commitment toward becoming the premier provider of integrated loyalty and marketing solutions across multiple business sectors.

“Today’s announcement is reflective of our ongoing strategic focus to grow and expand our U.S. Loyalty and Marketing Services business. Alliance Data will continue to seek opportunities to further enhance its offering in this area so that we can provide our current and future clients with solutions that maximize marketing and loyalty efforts across all customer touch points.”

Founded in 1972 and based in Horsham, Penn., CPC is a leading provider of highly deliverable and data-rich consumer and business data. CPC’s data products and marketing solutions are used by leading direct-response marketers (such as AARP and Lord & Taylor), marketing services/data providers (ParadyszMatera and ALC), and franchises/small businesses (CarQuest, Lawn Doctor, Jiffy Lube, Molly Maid). Epsilon itself is also a client. Clients utilize the data to create direct customer acquisition/retention programs or to work in conjunction with marketing and database providers such as Epsilon to develop fully integrated acquisition, retention and loyalty programs.

One of CPC’s most successful products and key market differentiators is its “new mover” data offering. CPC collects new mover data from more than 400 direct data sources such as publishers, utility companies, and deed registries, and maintains more than 11 years of historical data to produce one of the most accurate and current new mover files today to power lifestage marketing and database hygiene efforts. According to a U.S. Postal Service article of Dec.1, 2005, the average consumer spends $7,100 in relocation-related goods in the weeks following a move, representing significant marketing opportunities for clients that utilize CPC’s new mover data.

Epsilon’s Evolution
Epsilon’s offering is one of the most complete marketing, database and loyalty solutions available in the industry. Its fully comprehensive solution encompasses (1) strategic consulting and creative expertise to design programs, (2) external data products to supplement client data, (3) technical expertise to build the necessary infrastructure and databases, (4) sophisticated analytics to sort the data and provide insights into the highest yielding types of programs, and (5) delivery mechanisms that can target down to the individual consumer level.

Previously, Epsilon had the creative expertise, technical expertise and sophisticated analytics. With the recent additions of permission-based email providers Bigfoot Interactive (now Epsilon Interactive) and DoubleClick Email Solutions (now integrated into Epsilon Interactive), Epsilon gained the key delivery mechanisms for its clients’ multi-channel programs. Today, with CPC bringing key data products to the mix, Epsilon has effectively brought the above five core services under one banner.

“CPC has built a strong industry reputation and client base for its data, data management, analytics and exceptional client services,” said Michael Iaccarino, president of Epsilon. “The addition of CPC significantly enhances our ability to help leading brands optimize their customer relationships and grow the success of their multi-channel marketing efforts by leveraging keener customer insight. We also expand our impressive client roster in the financial services, retail and insurance industries, and we are excited to add CPC’s team of data experts to our growing Epsilon business.”

CPC was represented by Petsky Prunier LLC, a leading investment bank providing merger and acquisition advisory services to companies of the marketing sector, including direct marketing, marketing technology and marketing data.

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

About Epsilon
Epsilon is a leading provider of multi-channel marketing services, technologies and database solutions. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes marketing strategy, creative, data, technology, analytics and distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle.

In September 2005 Epsilon acquired Bigfoot Interactive (now Epsilon Interactive), the leading provider of strategic, ROI-focused email communications solutions and marketing automation technologies. Epsilon Interactive now serves as Epsilon’s key offering in the interactive marketing and communications space. Founded in 1969, Epsilon is an Alliance Data company.

For more information see www.epsilon.com.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

# # #